1 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com Dated as of June 1, 2026 Hamilton Insurance Group, Ltd. Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke HM08 Bermuda Re: Investment in Two Sigma Hamilton Fund, LLC Ladies and Gentlemen: This amended and restated letter agreement (this “Agreement”), dated as of June 1, 2026, amends, restates and supersedes in its entirety that certain letter agreement, effective as of April 1, 2026 (the "Original Agreement"), among Two Sigma Hamilton Fund, LLC, a Delaware limited liability company (the “Fund”), Two Sigma Principals, LLC, a Delaware limited liability company and the managing member of the Fund (the “Managing Member”), Two Sigma Investments, LP, a Delaware limited partnership and the investment manager of the Fund (the “Investment Manager” and together with the Managing Member and the Fund, the “Two Sigma Parties”), Hamilton Re, Ltd. (the “Investor”), a subsidiary of Hamilton Insurance Group, Ltd. (“HG”) and HG, concerning certain terms relevant to the Investor’s investment in the Fund. For purposes of this Agreement, capitalized terms used and not defined herein, if any, shall have the meanings assigned to them in the Fund’s Amended and Restated Limited Liability Company Agreement, as further amended and/or restated from time to time (the “Operating Agreement”) or Confidential Offering Memorandum, as amended or supplemented from time to time (the “Confidential Memorandum”). The Investor’s subscription documents (the “Subscription Agreement”), the Operating Agreement, the Confidential Memorandum, and this Agreement are collectively referred to herein as the “Applicable Agreements.” WHEREAS, the Fund, the Managing Member, the Investment Manager, HG and the Investor (collectively, the “Parties”) entered into the Original Agreement to set forth certain terms and conditions applicable to the Investor's investment in the Fund; WHEREAS, pursuant to Section 1 of the Original Agreement, the commitment agreement dated as of July 1, 2023 by and among the Parties, as amended on January 1, 2025 (the "Commitment Agreement"), was terminated effective as of April 1, 2026, and such termination remains in full force and effect; WHEREAS, the Fund has issued its Confidential Memorandum, dated May 21, 2026, which incorporates certain withdrawal notice periods, withdrawal requirements, withdrawal proceeds distribution mechanics, and investor admission consent rights that were previously set forth exclusively in the Original Agreement; and WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety to remove those provisions that have been incorporated into the Confidential Memorandum and to preserve those terms and conditions that remain specific to the Investor's investment in the Fund. NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows: EXHIBIT 10.2

2 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com 1. [Reserved]. 2. Minimum Commitment Amount. 2.1 The Investment Manager hereby agrees to make reasonable best efforts to manage, and the Investor hereby agrees to make reasonable best efforts to maintain, an investment by the Investor in the Fund in an amount not less than the lesser of (a) $1.8 billion or (b) 60% of HG's net tangible assets (such lesser amount, the “Minimum Commitment Amount”). 2.2 For the avoidance of doubt, nothing in this Section 2 shall prohibit the Investor from submitting a Withdrawal Notice (as defined in the Confidential Memorandum) that would cause the Investor's Capital Account to fall below the Minimum Commitment Amount; provided, however, that to the extent any such withdrawal would reduce the Investor's Capital Account below the Minimum Commitment Amount, the portion of such withdrawal attributable to the Investor's Capital Account balance in excess of the Minimum Commitment Amount and the portion attributable to the Investor's Capital Account balance at or below the Minimum Commitment Amount shall be processed independently, with the former subject to the withdrawal notice periods and requirements applicable to Sub-Series A Interests (as defined below), as set forth in the Confidential Memorandum, and the latter subject to the withdrawal notice periods and requirements applicable to Sub-Series B Interests (as defined below), as set forth in the Confidential Memorandum. The processing of the withdrawal attributable to Sub-Series A Interests shall not be contingent upon or delayed by the processing of the withdrawal attributable to Sub-Series B Interests. 3. Sub-Series A and Sub-Series B Interests. For so long as the Investor beneficially owns limited liability company interests in the Fund (the “Interests”), the Investor’s Interests shall be designated as either Sub-Series A or Sub-Series B. 3.1 “Sub-Series A Interests” means the portion of the Investor's Interests corresponding to the balance of the Investor's Capital Account, if any, in excess of the Minimum Commitment Amount. 3.2 “Sub-Series B Interests” means the portion of the Investor's Interests corresponding to the balance of the Investor's Capital Account up to and including the Minimum Commitment Amount. 3.3 For the avoidance of doubt, the designation of the Investor’s Interests into Sub- Series A Interests and Sub-Series B Interests shall not affect the manner in which the Investor’s Capital Account is maintained under the Applicable Agreements. Notwithstanding such designation, the Fund shall continue to maintain a single Capital Account for the Investor. 3.4 The Sub-Series A Interests and Sub-Series B Interests shall be determined solely by reference to the balance of the Investor's Capital Account relative to the Minimum Commitment Amount, as derived from the most recent Quarterly Certification previously received by the Fund pursuant to Section 9, at the time a Withdrawal Notice is received by the Fund and Sub-Administrator (as defined in the Confidential Memorandum). Such Quarterly Certification shall serve as the basis for determining the (i) Minimum Commitment Amount and (ii) whether the withdrawal requested under such Withdrawal Notice is subject to the withdrawal notice periods and requirements applicable to Sub-Series A Interests, Sub-Series B Interests, or both, in each case as set forth in the Confidential Memorandum. 4. [Reserved].

3 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com 5. [Reserved]. 6. Distribution of Withdrawal Proceeds. The Fund will use commercially reasonable efforts to distribute at least ninety-five percent (95%) of the Withdrawal Price with respect to the Interests being withdrawn within five (5) business days following the applicable Sub-Series A Withdrawal Date or Sub- Series B Withdrawal Date, as the case may be. 7. Notice Events. 7.1 The Investment Manager agrees to provide written notice to the Investor as soon as reasonably practicable upon the occurrence of (and to the extent legally permissible, as applicable) any of the following events: i. a transfer of more than 25% of any voting interests in the Investment Manager to one or more persons other than those persons who are affiliates of or related to the Investment Manager (or any entities formed by such persons for estate planning purposes) (such transfer, a “Change in Control”). Notwithstanding the foregoing, a transaction that does not result in a change of actual control or management of Investment Manager would not constitute a Change in Control for these purposes; ii. a material change in the Investment Manager's business, as compared against the business of the Investment Manager as of the date hereof, including (x) the cessation of management of a Trading Entity, or (y) the return of a majority of client capital attributable to a Trading Entity; iii. a change in law that is reasonably expected to have a material adverse effect on the ability of the Investment Manager to provide services to the Fund; or iv. any change in the terms set forth in any of the Applicable Agreements that would reasonably be expected to materially adversely affect the Investor's investment in the Fund. 7.2 The Investor agrees to provide written notice to the Investment Manager as soon as reasonably practicable upon the occurrence of (and to the extent legally permissible, as applicable) any of the following events: i. any private disposition or issuance of the equity or voting interests of HG or the Investor that results in a change in the persons who, directly or indirectly, control the management or operations of HG or the Investor, as applicable, if such disposition or issuance would cause any Competitor to acquire, directly or indirectly, control over HG or the Investor.

4 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com For purposes hereof, a “Competitor” of the Investment Manager or its affiliates (together, “Two Sigma”) is an investment adviser, investment manager, hedge fund, private or public investment fund, or firm or group within a firm or its affiliates that (i) employs or is preparing to employ strategies or techniques that make trading and/or investing decisions primarily based upon computer-driven processes, (ii) acts as or attempts to act as a market maker, (iii) engages in “high- frequency” trading or other related liquidity providing activities, or (iv) engages in or is preparing to engage in any other business activity in which Two Sigma is engaged or was engaged or was preparing to become engaged in the twelve (12) months preceding such disposition or acquisition event; ii. a material change in the Investor’s or HG's business, as compared against the business of the Investor or HG, as applicable, as of the date hereof; or iii. a change in law that is reasonably expected to have a material adverse effect on the Investor’s or HG's business. 8. Default Allocation; Minimum Expectations. 8.1 The Fund shall seek to maintain an allocation, directly or indirectly, of (i) approximately 70% of the Fund's capital to equity strategies, which are expected to be deployed by Two Sigma Spectrum Portfolio, LLC, Two Sigma Equity Spectrum Portfolio, LLC and/or Two Sigma Absolute Return Portfolio, LLC, and (ii) approximately 30% of the Fund's capital to macro strategies, which are expected to be deployed by Two Sigma Futures Portfolio, LLC, Two Sigma Horizon Portfolio, LLC, Two Sigma Kuiper Portfolio, LLC and/or Two Sigma Navigator Portfolio, LLC (such allocation in (i) and (ii), the “Default Allocation”). The Investment Manager and the Investor may amend the Default Allocation at any time by mutual written agreement (including via email confirmation). 8.2 The Parties acknowledge that the Confidential Memorandum sets forth certain Minimum Expectations (as defined therein) for the Investment Manager in constructing a portfolio for the Fund. The Investment Manager shall notify the Investor in the event that it lowers such Minimum Expectations. Notwithstanding the foregoing, the Fund may allocate its capital in accordance with the Default Allocation regardless of whether the Investment Manager expects the Default Allocation to achieve the Minimum Expectations, including in circumstances where the Investment Manager has lowered such Minimum Expectations. 8.3 Furthermore, notwithstanding the Default Allocation, the Fund may reallocate its capital in any manner in the Investment Manager's discretion among any of its underlying trading entities, whether or not in accordance with the Default Allocation, if, at the time of such a reallocation, such reallocation is projected to meet the Minimum Expectations. 9. Quarterly Certification. 9.1 Following each fiscal quarter, the Investor shall prepare in good faith and provide to the Investment Manager no later than seven (7) calendar days following the receipt by the Investor of the most recent month-end Net Asset Value provided to the Investor by the Administrator or otherwise provided to the Investor on behalf of the Fund, a certification signed by HG’s Chief Financial Officer or another officer of HG with responsibility for financial matters, in the form and substance reasonably satisfactory to the Investment Manager, setting forth the current net tangible assets of HG (the “Quarterly Certification”) as of such fiscal quarter end.

5 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com 9.2 Unless otherwise mutually agreed by the Investor and the Investment Manager, the Quarterly Certification will utilize the most recent month-end Net Asset Value provided to the Investor by the Administrator or otherwise provided to the Investor on behalf of the Fund to determine the Investor's investment in the Fund (plus the face value of any contributions to the Fund by the Investor, less any withdrawals from the Fund by the Investor, in each case, that were effected after the date as of which such Net Asset Value was calculated and prior to the date as of which such Quarterly Certification is calculated). 10. Additional Members. The Managing Member shall not admit Additional Members into the Fund without the prior written consent of the Investor and HG so long as this Agreement remains in effect. For the avoidance of doubt and notwithstanding the foregoing, the Managing Member and its affiliates may, in their sole discretion, create and/or manage any parallel fund or other vehicle or account in the future that pursues the same or a substantially similar investment strategy as the Fund in whole or in part. 11. Confidentiality. 11.1 Each party (“Receiving Party”) may receive confidential or proprietary information of the other (“Disclosing Party”). The Receiving Party shall keep all such information confidential, use it solely for purposes of the matters contemplated by this Agreement and the Applicable Agreements and may disclose it only to its affiliates and its and their respective employees, officers, directors, agents, counsel, accountants, consultants or other advisors (collectively, “Representatives”) who need to know such information and are subject to confidentiality obligations or otherwise agree to keep such information confidential in a manner consistent with the terms hereof. The Receiving Party shall be responsible for any breach of this Section 11 by any of its Representatives. 11.2 The terms and existence of this Agreement shall be considered Confidential Information and shall be subject to the obligations set forth in this Section 11; provided, however, that (a) the Investor may disclose the terms and/or existence of this Agreement solely as reasonably necessary or appropriate in connection with any regulatory, governmental, or legal filing or disclosure by the Investor or HG, including, but not limited to, any filing with the U.S. Securities and Exchange Commission (“SEC”) or any other regulator; (b) disclosure of the terms of this Agreement by the Fund, the Investment Manager, or the Administrator Group to service providers of the Fund in connection with the administration and management of the Investor’s investment shall be permitted and shall not constitute a breach of this Section 11; and (c) for the avoidance of doubt, it is acknowledged and agreed that this Agreement, or portions thereof, shall be filed with SEC. 11.3 The obligations in this Section 11 do not apply to information that: (i) is or becomes publicly available (other than as a result of a breach of this Section or another confidentiality arrangement); (ii) is received from a third party not under a known duty of confidentiality; (iii) is independently developed without use of the confidential or proprietary information; or (iv) was already lawfully in the possession of the Receiving Party or any of its Representatives prior to disclosure hereunder or another confidentiality arrangement. 11.4 If the Receiving Party is required to disclose any Confidential Information pursuant to a subpoena, court order, statute, law, rule, regulation, or other legal requirement (a "Legal Requirement"), the Receiving Party shall, to the extent permitted by applicable law, provide prompt written notice (and, in the event such notice is permitted by applicable law, no more than three (3) business days after the Receiving Party becomes aware of such Legal Requirement) to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy. The Receiving Party shall reasonably cooperate with the Disclosing Party in seeking such protective order or remedy, and any reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation

6 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com shall be borne by the Disclosing Party. If no protective order or other remedy is obtained, the Receiving Party may disclose only such portion of the Confidential Information as is legally required to be disclosed. 11.5 The obligations set forth in this Section 11 are in addition to, and not in limitation or substitution of, the confidentiality obligations of the Investor set forth in the Subscription Agreement and nothing in this Section 11 shall be deemed to modify, limit, or waive any such obligations. To the extent of any conflict or inconsistency between the confidentiality obligations of the Investor set forth herein and those set forth in the Subscription Agreement, the more restrictive obligation shall govern. Notwithstanding anything to the contrary in this Section 11, the Investor acknowledges and agrees that the Fund, the Investment Manager, the Administrator Group and their respective affiliates may use, disclose, and share information provided by or on behalf of the Investor to such parties as they deem necessary or advisable in connection with the administration and management of the Investor's investment in the Fund and compliance with applicable law (including anti-money laundering laws). The obligations set forth in this Section 11 shall not limit or restrict any such use, disclosure, or sharing. 12. Use of Name. The Investment Manager hereby grants the Investor a non-exclusive, non- transferable consent to use the name "Two Sigma Investments, LP" “Two Sigma,” or any derivation thereof (collectively, the “Two Sigma Name”) solely as reasonably necessary or appropriate in connection with any regulatory, governmental, or legal filings or disclosures by the Investor or HG, and in connection with any such filing or disclosure made by any affiliate of the Investor or HG, solely to the extent such use is required by applicable law, rule, or regulation. Such consent shall not be construed as granting the Investor any proprietary rights in the Two Sigma Name or any associated trademarks. Except as expressly permitted in this Section 12, the Investor shall not use the Two Sigma Name for any other purpose without the prior written consent of the Investment Manager. 13. Fiduciary Obligations. To the extent that compliance with any of the provisions herein would, in the good faith judgment of the Investment Manager, the Fund or any of their respective affiliates, conflict with applicable law or their respective fiduciary obligations to another client, such provision shall be interpreted and applied in a manner that avoids such conflict. Non-compliance in these circumstances shall not be considered a breach, and the parties shall use reasonable efforts to accommodate the intended purpose of the provision. 14. Notice. All notices, certifications, requests, demands, consents, approvals, communications, and other documents or correspondence hereunder shall be in writing, and: (a) if to the Investment Manager, shall be delivered or sent by: (i) e-mail to Attention: Private Funds Legal (E-mail: privatefundslegal@twosigma.com) or (ii) via authenticated mail service to: 100 Avenue of the Americas, 16th Floor, New York, NY 10013 Attention: Private Funds Legal (b) if to the Investor or HG, shall be delivered or sent by: (i) e-mail to Attention: General Counsel (E-mail: legalnotices@hamiltongroup.com) or (ii) via authenticated mail service to: Hamilton Insurance Group, Ltd., Wellesley House North, 90 Pitts Bay Rd, Pembroke, Bermuda HM08 Attention: General Counsel. All notices, certifications, requests, demands, consents, approvals, communications, and other documents or correspondence shall be deemed effective upon receipt. 15. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts so executed shall constitute an original agreement binding on all the parties, but together shall constitute but one agreement. 16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof. The parties

7 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com hereby consent to the exclusive jurisdiction of, and venue in, any federal court of competent jurisdiction located in the Borough of Manhattan, New York City for the purposes of adjudicating any matter arising from or in connection with this Agreement. 17. Severability. In the event a provision of this Agreement or any part hereof shall be held invalid, such invalidity shall not affect any remaining part of such provision or any other provisions and, to that end, the provisions of this Agreement are intended to be and shall be deemed severable. In the event of such invalidity, the parties (or, if in dispute, the court exercising valid jurisdiction) shall apply provisions as similar to such invalid provisions as shall be valid and enforceable. 18. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. 19. No Conflict. This Agreement supplements the Applicable Agreements and in the event of a conflict between the provisions of this Agreement and any of the Applicable Agreements, as the case may be, the provisions of this Agreement shall control with respect to the subject matter hereof. In all other respects (including, but not limited to, the Fund's right to compel the withdrawal of all or any portion of the Investor’s Interests in the Fund), the Applicable Agreements shall control. This Agreement shall survive the issuance of the Interests to the Investor. 20. Successors. This Agreement shall be binding upon and inure to the benefit of each party and their respective legal representatives, heirs, successors and assigns. 21. Term/Survival. This Agreement shall terminate automatically upon withdrawal of all the Investor's Interests in the Fund or as may otherwise be set forth in the Applicable Agreements; provided, however, that this Section and Sections 12, 16, 17 and 18 hereof shall survive the termination of this Agreement. The obligations of confidentiality set forth under Section 11 (Confidentiality) shall continue to apply for a period of five (5) years from the date of disclosure of such confidential information; provided, however, that such obligations with respect to confidential information reasonably constituting trade secrets or comprising portfolio information, as well as all obligations of limited use set forth herein, shall continue in perpetuity. 22. Amendment or Modification. This Agreement may not be amended or modified except with the prior written consent of all of the parties hereto. [signature page follows]

8 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com The parties hereto, each intending to be legally bound hereby, have caused this Agreement to be executed effective as of the date first above written. TWO SIGMA HAMILTON FUND, LLC By: TWO SIGMA PRINCIPALS, LLC, its managing member By: Name: Title: TWO SIGMA PRINCIPALS, LLC By: Name: Title: TWO SIGMA INVESTMENTS, LP By: Name: Title: Docusign Envelope ID: F2DBBD40-D0D5-8F31-81C2-04E47C6CFA7D Authorized Signatory Steve Metzger Steve Metzger Steve Metzger Authorized Signatory Authorized Signatory

9 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com Agreed to and Accepted by: HAMILTON INSURANCE GROUP, LTD. By: Name: Title: HAMILTON RE, LTD. By: Name: Title: Gemma Carreiro General Counsel

9 Two Sigma Investments, LP 100 Avenue of the Americas, Floor 16 New York, NY 10013 T +1 212 625 5700 F +1 212 625 5800 www.twosigma.com Agreed to and Accepted by: HAMILTON INSURANCE GROUP, LTD. By: Name: Title: HAMILTON RE, LTD. By: Name: Title: Athena Tolosa CFO, Hamilton Re Ltd.